UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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CERADYNE, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3169 Red Hill Avenue

Costa Mesa, California 92626

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 6, 2006

The Annual Meeting of Stockholders of Ceradyne, Inc., a Delaware corporation (the “Company”) will be held at the Radisson Hotel, 4545 MacArthur Blvd., Newport Beach, CA 92660, on Tuesday, June 6, 2006, at 10:00 a.m. local time, for the following purposes, all as set forth in the attached Proxy Statement.

1.	To elect six directors to serve until the next annual meeting of stockholders and until their successors are elected and have qualified.

2.	To approve an amendment to our Certificate of Incorporation which will increase the number of shares of common stock the Company is authorized to issue from 40 million to 100 million.

3.	To transact such other business as may properly come before the meeting and any adjournment thereof.

The Board of Directors intends to present for election as directors the nominees named in the accompanying Proxy Statement, whose names are incorporated herein by reference.

In accordance with the Bylaws of the Company, the Board of Directors has fixed the close of business on April 17, 2006 as the record date for the determination of stockholders entitled to vote at the Annual Meeting and to receive notice thereof. For ten days prior to the meeting a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours at our principal offices located at 3169 Red Hill Avenue, Costa Mesa, California 92626.

Stockholders are cordially invited to attend the meeting in person. However, even if you do plan to attend the meeting, please complete, sign and date the enclosed proxy card and return it without delay in the enclosed postage paid envelope. If you do attend the meeting, you may withdraw your proxy and vote personally on each matter brought before the meeting.

By Order of the Board of Directors

Jerrold J. Pellizzon
Chief Financial Officer and Corporate Secretary

Costa Mesa, California

April 27, 2006

3169 Red Hill Avenue

Costa Mesa, California 92626

ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 6, 2006

This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy on behalf of the Board of Directors of Ceradyne, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders of the Company to be held on Tuesday, June 6, 2006, and at any adjournments thereof. It is anticipated that this Proxy Statement and the enclosed form of proxy will be first mailed to stockholders on or about April 27, 2006.

The purpose of the meeting and the matters to be acted upon are set forth in the foregoing attached Notice of Annual Meeting. As of the date of this statement, the Board of Directors knows of no other business which will be presented for consideration at the meeting. However, if any other matters properly come before the meeting, the persons named as proxies will vote on them in accordance with their best judgment.

Stockholders are requested to date, sign and return the enclosed proxy to make certain that their shares will be voted at the meeting. Any proxy given may be revoked by the stockholder at any time before it is voted by delivering written notice of revocation to the Secretary of the Company, by filing with him a proxy bearing a later date, or by attendance at the meeting and voting in person. All proxies properly executed and returned will be voted in accordance with the instructions specified thereon. If no instructions are specified, proxies will be voted FOR the election as directors of the six nominees below, and FOR approval of Proposal 2.

VOTING SHARES AND VOTING RIGHTS

The close of business on April 17, 2006 has been fixed as the record date for stockholders entitled to notice of and to vote at the meeting. As of that date, there were 26,818,934 shares of our common stock outstanding and entitled to vote, the holders of which are entitled to one vote per share. The presence at the meeting, in person or by proxy, of a majority of the outstanding shares of common stock is necessary to constitute a quorum for the transaction of business.

In the election of directors, a stockholder may cumulate his or her votes for one or more candidates, but only if such candidate’s or candidates’ names have been placed in nomination prior to the voting and the stockholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate votes. If any one stockholder has given such notice, all stockholders may cumulate their votes for the candidates in nomination. Management is hereby soliciting discretionary authority to cumulate votes represented by proxies if cumulative voting is invoked. If the voting for directors is conducted by cumulative voting, each share will be entitled to a number of votes equal to the number of directors to be elected, which votes may be cast for a single candidate or may be distributed among two or more candidates in such proportions as the stockholder thinks fit. The six candidates receiving the highest number of affirmative votes will be elected. If no such notice is given, there will be no cumulative voting, which means a simple majority of the shares voting may elect all of the directors.

Proxies marked “withheld” as to any director and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. However, proxies marked “withheld” and broker non-votes have no legal effect on the election of directors under Delaware law. Proxies marked “abstain” as to a particular proposal will be counted in the tabulation of the votes cast, and will have the same effect as a vote “against” that proposal. Broker non-votes will not be counted in determining the total number of votes cast on Proposal 2 and, therefore, will have no effect on whether that proposal is approved.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information regarding the beneficial ownership of our common stock as of March 31, 2006, for:

•	each person (or group of affiliated persons) who is known by us to beneficially own more than 5.0% of our common stock;

•	each of our directors and nominees for election to the Board;

•	each of our executive officers named in the Summary Compensation Table; and

•	all of our current directors and executive officers as a group.

Except as otherwise noted, the address of each person listed in the table is c/o Ceradyne, Inc., 3169 Red Hill Avenue, Costa Mesa, California 92626. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. To our knowledge, except under applicable community property laws or as otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned. The applicable percentage ownership for each stockholder is based on 26,815,334 shares of common stock outstanding as of March 31, 2006, together with all shares of common stock subject to options and restricted stock units that are exercisable within 60 days following March 31, 2006 for that stockholder. Shares of common stock issuable upon exercise of options and other rights beneficially owned are deemed outstanding for the purpose of computing the percentage ownership of the person holding these options and other rights, but are not deemed outstanding for computing the percentage ownership of any other person.

Name and Address	Common Shares Owned	Options(2) Exercisable Within 60 Days	Beneficial Ownership(1)
			Number	Percent
Joel P. Moskowitz	1,525,779	192,250	1,718,029	6.4%
Richard A. Alliegro	1,500	35,000	36,500	*
Eduard Bagdasarian	—	53,000	53,000	*
Frank Edelstein	43,650	19,250	62,900	*
Richard A. Kertson	3,320	23,000	26,320	*
William C. LaCourse	—	—	—	*
Milton L. Lohr	—	70,500	70,500	*
Peter Hartl	—	1,500	1,500	*
Michael A. Kraft	294	2,500	2,794	*
Jerrold J. Pellizzon	3,904	59,650	63,554	*
David P. Reed	5,852	40,775	46,627	*
All executive officers and directors as a group (14 persons)	1,605,804	515,700	2,121,504	7.8%

*	Less than 1% of shares of common stock outstanding.

(1)	This table is based upon information supplied by the executive officers, directors and beneficial stockholders.

(2)	Includes shares subject to outstanding incentive stock options, nonqualified stock options, and restricted stock units.

ELECTION OF DIRECTORS

(Proposal 1)

In accordance with the bylaws of the Company, the number of directors constituting the Board of Directors is currently fixed at six. All six directors are to be elected at the 2006 Annual Meeting and will hold office until the 2007 Annual Meeting and until their respective successors are elected and have qualified. It is intended that the persons named in the enclosed proxy will, unless such authority is withheld, vote for the election of the six nominees named below. In the event that any of them should become unavailable prior to the Annual Meeting, the proxy will be voted for a substitute nominee or nominees designated by the Board of Directors, or the number of directors may be reduced accordingly. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them according to the cumulative voting rules to assure the election of as many of the nominees listed below as possible. In such event, the specific nominees to be voted for will be determined by the proxy holders. All of the nominees named below have consented to being named herein and to serve if elected.

Set forth below are the names and ages of the nominees for election to the Board of Directors, the present position with the Company of each nominee, the year each nominee was first elected a director of the Company, the principal occupation of each nominee, directorships held with other public companies, and additional biographical data. The beneficial ownership of the Company’s common stock by each of the nominees as of March 31, 2006 is set forth in the table under “Security Ownership of Certain Beneficial Owners and Management” above.

Name	Age	Position with the Company	Year First Elected Director
Joel P. Moskowitz	66	Chairman of the Board, President and Chief Executive Officer	1967
Richard A. Alliegro	76	Director	1992
Frank Edelstein	80	Director	1984
Richard A. Kertson	66	Director	2004
William C. LaCourse	62
Milton L. Lohr	81	Director	1986

Joel P. Moskowitz co-founded our predecessor company in 1967. He served as our President from 1974 until January 1987, and has served as our President since September 1987. In addition, Mr. Moskowitz has served as our Chairman of the Board and Chief Executive Officer since 1983. Mr. Moskowitz currently serves on the Board of Trustees of Alfred University. Mr. Moskowitz obtained a B.S. in Ceramic Engineering from Alfred University in 1961 and an M.B.A. from the University of Southern California in 1967.

Richard A. Alliegro has served on the Board of Directors of the Company since 1992. Mr. Alliegro retired from Norton Company in 1990 after 33 years, where his last position was Vice President, Refractories and Wear, for Norton’s Advanced Ceramics operation. He served as President of Lanxide Manufacturing Co., a subsidiary of Lanxide Corporation, from May 1990 to February 1993. Mr. Alliegro currently is the owner of AllTec Consulting, Inc., a ceramic technology consulting firm. Mr. Alliegro obtained B.S. and M.S. degrees in Ceramic Engineering from Alfred University in 1951 and 1952, respectively, and served as a member of the Board of Trustees of that university for 16 years, until 1996.

Frank Edelstein has served on the Board of Directors of the Company since 1984. Mr. Edelstein has been a Vice President of StoneCreek Capital, Inc., a private equity firm, since 1986. From 1979 to 1986, he was Chairman of the Board of International Central Bank & Trust and President of CPI Pension Services, Inc. In July 1983, these companies were acquired by Continental Insurance Co., where he also served as Senior Vice President of the Financial Services Group. Prior experience included Executive Vice President of Olivetti Corp. of America and Corporate Vice President of Automatic Data Processing, Inc. Mr. Edelstein is currently a director of Arkansas Best Corp. and IHOP Corp. He obtained a B.A. degree in Mathematics from New York University in 1948.

Richard A. Kertson was appointed a director of the Company on August 16, 2004 to fill a vacancy created by resolution of the Board to increase the number of directors from five to six. From November 2000 until March 2005, Mr. Kertson served as a member of the Board of Directors of Varco International, Inc., a New York Stock Exchange-listed equipment manufacturer and service provider for the oilfield industry. He also served as Chairman of the Audit Committee of the Varco International Board from May 2003 until March 2005. Mr. Kertson was employed by Varco International from October 1975 until his retirement in February 2000, and served the last 16 years as its chief financial officer. His prior experience includes other senior-level staff and management positions in information systems at finance and industrial companies. Mr. Kertson earned his A.B. degree in Economics from Occidental College in 1961 and his M.B.A. degree in Finance from the University of California at Berkeley in 1963.

William C. LaCourse is being nominated for election as a director of the Company for the first time. Dr. LaCourse currently is the Krusen Distinguished Professor of Glass Science at the NYS College of Ceramics at Alfred University, a position he has held since 1999. From 1970 until 1999, Dr. LaCourse held various teaching and administrative positions with the NYS College of Ceramics at Alfred University, as well as at other academic institutions. Dr. LaCourse also serves as president of Santanoni Glass and Ceramics, Inc., a company engaged in contract research and manufacture of specialty glass frits, which he founded in January 2001. Dr. LaCourse obtained a B.S. degree in Engineering Science in 1966 and a M.S. degree in Materials Science in 1967 from the State University of New York in Stony Brook. He received his Ph.D. degree in Materials Engineering from Rensselaer Polytechnic Institute in 1970.

Milton L. Lohr served as a director of the Company from 1986 until October 1988. He resigned to accept a position as the first Deputy Undersecretary of Defense for Acquisitions. He held that position until May 1989 and was re-elected as a director of the Company in July 1989. Mr. Lohr is currently a business and defense consultant. He served in both the Reagan and George H. W. Bush administrations, with responsibility to assist in overseeing the Department of Defense’s major acquisition programs as well as exercising oversight of International Programs. He also served as U.S. Acquisition Representative to NATO and on the Four Power Group. He served three years on California’s Defense Conversion Council and was associated with Defense Development Corporation and LF Global Investments, where his activities were all devoted to venture capital and serving on advisory boards. Mr. Lohr was Senior Vice President of Titan Systems, a research and development company, from 1986 to 1988. Mr. Lohr served from 1969 to 1983 as Executive Vice-President of Flight Systems, Inc., a firm engaged in aviation and electronic warfare systems. Mr. Lohr has over thirty-five years experience in research and development, management, and as a senior government official. He served as a panel member of both the President’s Science Advisory Committee, the Defense Science Board, and as a member of the Army Science Board. Mr. Lohr obtained a B.E. degree in Engineering from USC in 1949 and a M.S. degree from UCLA in 1964.

Mr. Lohr was a limited partner in Global Money Management, LP, a private investment fund, and a member of LF Global Investments, LLC, which serves as the general partner of Global Money Management. For a brief period of time, Mr. Lohr served as a co-managing member of LF Global Investments. After becoming a co-managing member, Mr. Lohr became concerned in the latter part of

2003 about the financial operations of Global Money Management and LF Global Investments, which were not subject to his control. He voluntarily reported his concerns to the Securities and Exchange Commission and consented to the appointment of a receiver for Global Money Management and LF Global Investments for the purpose of investigating their business. The investigation resulted in a civil action initiated by the SEC in 2004, which is now pending in the U.S. District Court, Southern District of California in the case captioned SEC v. Global Money Management, LP, et al, 04-00521-BTM (WMC). The receiver has filed a bankruptcy action on behalf of the two entities. Mr. Lohr has cooperated with the SEC throughout its investigation and the ensuing civil action, and he has not been named in any action initiated by any governmental or regulatory agency or otherwise found to have violated any laws or regulations.

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

Board Committees and Meetings

Our Board of Directors held seven meetings during 2005. Each incumbent director attended at least 75% of the aggregate of all meetings of the Board of Directors and the committees of the Board, if any, on which he served during 2005, except for Richard A. Alliegro, who attended ten of 14, or 71.4%, of the meetings of the Board and the committees on which he served during 2005. Although we have no formal policy requiring director attendance at annual meetings of stockholders, we schedule the annual meeting for a date that is convenient for all directors to attend. All directors of the Company as of the date of the 2005 annual meeting of stockholders, except for Mr. Alliegro, attended that meeting.

Our Board has determined that the following incumbant directors satisfy the current “independent director” standards established by rules of The Nasdaq Stock Market, Inc. (“Nasdaq”): Richard A. Alliegro, Eduard Bagdasarian, Frank Edelstein, Richard A. Kertson and Milton L. Lohr. Mr. Bagdasarian will not stand for reelection at the 2006 Annual Meeting. Our Board has determined that William C. LaCourse, who has been nominated by our Board for election as a Director for the first time, also satisfies the current Nasdaq standards for independence. There are no family relationships among any of the directors or executive officers of the Company. The independent directors meet in executive session on a regular basis without any management directors or employees present. Mr. Frank Edelstein has served as Lead Director since November 15, 2004. As Lead Director, Mr. Edelstein serves as chair of the executive sessions of the independent directors and also serves as a liaison between the independent directors and the Chairman of the Board.

Our Board currently has three standing committees: Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

The Audit Committee is comprised of Richard A. Kertson, as chairperson, Eduard Bagdasarian, Frank Edelstein and Milton L. Lohr. All members of the Audit Committee are non-employee directors and satisfy the current Nasdaq standards applicable to audit committee members with respect to independence, financial expertise and experience. Our Board of Directors has determined that Mr. Kertson meets the Securities and Exchange Commission’s definition of “audit committee financial expert.” The Audit Committee has a written charter that specifies its responsibilities, which include oversight of the financial reporting process and system of internal accounting controls of the Company, and appointment and oversight of the independent public accountants engaged to audit the Company’s financial statements. A copy of our Audit Committee Charter is attached as Exhibit A to this proxy statement. The Audit Committee held 10 meetings during 2005. To ensure independence, the Audit Committee also meets separately with our independent public accountants and members of management.

The Compensation Committee is comprised of Frank Edelstein, as chairperson, Richard A. Alliegro and Milton L. Lohr, all of whom are independent directors under applicable Nasdaq standards. The Compensation Committee reviews and makes recommendations to the Board regarding the salaries and bonuses of our executive officers. The Compensation Committee held six meetings during 2005. Commencing February 28, 2005, the Compensation Committee also administers the Company’s 1994 Stock Incentive Plan, 2003 Stock Incentive Plan, and the 1995 Employee Stock Purchase Plan. Prior to February 28, 2005, these plans were administered by the Stock Option Committee, which was comprised of Joel P. Moskowitz, as chairperson, and Milton L. Lohr. The Stock Option Committee did not hold any meetings during 2005.

The Nominating and Corporate Governance Committee is comprised of Milton L. Lohr, as chairperson, Richard A. Alliegro and Frank Edelstein, all of whom are independent directors under applicable Nasdaq standards. The Nominating and Corporate Governance Committee held one meeting during 2005. The role of the Nominating and Corporate Governance Committee is to (a) assist the Board by identifying, evaluating and recommending candidates for election to the Board, (b) recommend Board members to serve on each committee of the Board, (c) develop and recommend corporate governance guidelines applicable to the Company, (d) ensure that the Board and the Company’s charter and bylaws are structured in a way that best serves the Company’s practices and objectives, and (e) lead the Board in its annual review of the Board’s performance. The committee has a written charter, a copy of which is available in the investor relations section of the Company’s website at www.Ceradyne.com.

The guidelines and procedures for identifying and evaluating nominees for election to the Board are set forth in the Nominating and Corporate Governance Committee Charter. In general, persons considered for nomination to the Board must have demonstrated outstanding achievement, integrity and judgment and such other skills and experience as will enhance the Board’s ability to serve the long-term interests of the Company and our stockholders, and must be willing and able to devote the necessary time for Board service. To comply with regulatory requirements, a majority of Board members must qualify as independent directors under Nasdaq rules, and at least one Board member must qualify as an “audit committee financial expert” under SEC rules. The committee considers potential candidates recommended by current directors, company officers, employees and others, and will consider candidates recommended by stockholders to be considered as director nominees. A stockholder wishing to recommend a candidate for nomination to the Board should send a letter to the Corporate Secretary at 3169 Red Hill Avenue, Costa Mesa, California 92626. The mailing envelope must contain a clear notation that the enclosed letter is a “Director Nominee Recommendation.” The letter must identify the author as a stockholder and provide a brief summary of the candidate’s qualifications. At a minimum, candidates recommended for election to the Board must meet the independence standards established by Nasdaq and the criteria set forth above.

William C. LaCourse, who will be nominated for election to the Board for the first time at the 2006 Annual Meeting, was recommended for nomination by our Chief Executive Officer, Mr. Joel P. Moskowitz. The Nominating and Corporate Governance Committee reviewed Mr. LaCourse’s background and evaluated his qualifications for service on the Board, and concluded that he meets the criteria for a director described above. Based upon the Committee’s recommendation, the Board will nominate Mr. LaCourse for election as a director at the 2006 Annual Meeting.

Stockholder Communications with the Board

Stockholders wishing to communicate with the Board of Directors or with an individual Board member concerning the Company may do so by writing to the Board or to the particular Board member, and mailing the correspondence to: Attention: Corporate Secretary, Ceradyne, Inc., 3169 Red Hill Avenue, Costa Mesa, California 92626. The envelope should indicate that it contains a stockholder communication. All such stockholder communications will be forwarded to the director or directors to whom the communications are addressed.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics that applies to our chief executive officer, chief financial officer, controller and persons performing similar functions. A copy of the Code of Business Conduct and Ethics is available in the investor relations section of the Company’s website at www.Ceradyne.com, and a copy also may be obtained at no charge by written request to the attention of the Corporate Secretary at 3169 Red Hill Avenue, Costa Mesa, California 92626.

Compensation of Directors

Non-employee directors are paid fees for their services on the Board of Directors in such amounts as are determined from time to time by the Board. Since February 28, 2005, the compensation paid to our non-employee directors has been as follows: Each non-employee director receives a fee of $4,000 per calendar quarter plus $1,000 for each Board meeting attended. No separate meeting fee is paid for committee meetings which are held on the same day as a meeting of the full Board. For telephonic meetings of the Board or any committee which last longer than one hour, participating directors receive a fee of $500. An additional fee is paid to the chair of the Audit Committee in the amount of $4,000 per year, to the chair of the Compensation Committee in the amount of $2,000 per year, and to the Lead Director in the amount of $4,000 per year.

In addition, non-employee directors are eligible to receive stock options and restricted stock units under Ceradyne’s 2003 Stock Incentive Plan. During 2005, 1,500 restricted stock units were granted to each non-employee director. Each restricted stock unit represents the right to receive one share of our common stock when the unit vests. The restricted stock units granted to non-employee directors during 2005 vest over three years at a rate of 33 1/3% of the units as of each anniversary of the date of grant.

AMENDMENT TO THE CERTIFICATE OF INCORPORATION

TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

(Proposal 2)

The Company’s Certificate of Incorporation currently authorizes the issuance of up to 40 million shares of common stock. On March 6, 2006, our Board of Directors unanimously approved, subject to stockholder approval, an amendment to the Certificate of Incorporation to increase the authorized number of shares of common stock to 100 million.

As of March 31, 2006, there were 26,815,334 shares of our common stock issued and outstanding, and an additional approximately 4,175,000 shares of common stock were reserved for issuance under the Company’s stock option plans and 401(k) plan, and upon conversion of the Company’s outstanding 2.875% Senior Subordinated Convertible Notes due 2035. Currently there are approximately 9,000,000 shares of common stock available for other purposes.

At the Annual Meeting, the stockholders of the Company will be asked to approve this proposal to amend the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 40 million to 100 million. If the stockholders approve this proposal, Article 4 of the Company’s Certificate of Incorporation will be amended to read in its entirety as follows:

Article 4 – Authorized Capital

The total number of shares of capital stock which this Corporation has the authority to issue is 100,000,000. All such shares are of one class and are Common Stock, $0.01 par value per share.

Reasons for the Amendment

The Company’s reserve of authorized but unissued shares of common stock has been depleted over the years as a result of stock offerings, acquisitions, the granting of stock options and restricted stock units, the issuance of shares under employee benefit plans, and two recent 3-for-2 stock splits in the form of 50% stock dividends. Shares also are reserved for possible issuance upon conversion of the $121 million aggregate principal amount of 2.875% Senior Subordinated Convertible Notes we issued in December 2005. The Board of Directors believes it is prudent and advisable to increase the authorized number of shares of common stock in order to provide a sufficient number of available shares to meet future business needs as they arise, such as additional stock offerings, acquisitions, stock splits, stock dividends and compensation plans. There are currently no arrangements, agreements or understandings for the issuance or use of the additional shares of common stock to be authorized by this amendment to our Certificate of Incorporation.

The additional shares of common stock for which authorization is sought will be identical to the Company’s existing authorized shares of common stock. Holders of common stock do not have preemptive rights to subscribe for additional securities that may be issued by the Company, which means that current stockholders do not have a prior right to purchase any new issue of capital stock by the Company.

If this proposal is approved, the increased number of authorized shares of common stock will be available for issuance from time to time for such purposes and consideration as the Board of Directors may approve, and no further vote of stockholders of the Company will be required, except as provided under Delaware law or under applicable stock exchange or stock market rules. The availability of additional shares will provide the Company with flexibility to issue shares to meet future business needs as they arise, without the delay and expense of obtaining stockholder approval at a special meeting.

Possible Effects of the Proposed Amendment to the Certificate of Incorporation

The issuance of additional shares of common stock could have a dilutive effect on a stockholder’s voting power. Although an increase in the authorized shares of common stock could, under certain circumstances, also be construed as having an anti-takeover effect (for example, by diluting the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination with another company), the Company is not proposing to amend the Certificate of Incorporation in response to any effort to accumulate stock or to obtain control of the Company by means of a merger, tender offer, or solicitation in opposition to management. Furthermore, the Board of Directors does not currently contemplate recommending the adoption of any other amendments to the Certificate of Incorporation which could be construed to affect the ability of third parties to take over or change control of the Company.

Vote Required For Approval of Amendment to Certificate of Incorporation

Approval of this proposal to amend the Company’s Certificate of Incorporation requires the affirmative vote of the holders of a majority of the shares of common stock issued and outstanding as of the record date for the Annual Meeting. Both abstentions and broker non-votes are not affirmative votes and, therefore, will have the same effect as votes against this proposal.

Recommendation of Board Directors

The Board of Directors has determined that the proposed increase in the number of authorized shares of common stock is in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THIS PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows certain information concerning the compensation of our Chief Executive Officer and the four other most highly compensated executive officers of Ceradyne whose aggregate compensation for services in all capacities rendered during the year ended December 31, 2005 exceed $100,000 (collectively, the “named executive officers”):

Long Term Compensation
		Annual Compensation		Restricted Stock Unit Awards(2)	Securities Underlying Options (# of Shares)(3)	All Other Compensation(4)
Name and Principal Position	Year	Salary(1)	Bonus(1)
Joel P. Moskowitz Chairman of the Board, Chief Executive Officer and President	2005 2004 2003	$415,390 367,310 321,154	$637,510 439,002 182,244	$113,400 — —	— 22,500 56,250	$7,000 6,500 6,000
David P. Reed Vice President and President of North American Operations	2005 2004 2003	227,306 192,693 177,699	352,554 417,712 176,642	45,360 — —	— 7,250 11,250	7,000 6,500 6,000
Jerrold J. Pellizzon Chief Financial Officer	2005 2004 2003	207,612 182,706 168,461	317,829 269,501 101,122	45,360 — —	— 15,000 11,250	7,000 6,500 6,000
Michael A. Kraft(5) Vice President of Sales, Marketing and Business Development	2005	204,575	156,709	160,950	5,000	77,524	(7)
Peter Hartl(6) Vice President and President ESK Ceramics	2005 2004	167,477 53,178	108,943 29,679	170,100 —	— —	10,341 2,586	(8)

(1)	Amounts shown reflect salary and bonuses earned by the named executive officers for the applicable year and include amounts which the executives elected to defer, on a discretionary basis, pursuant to the Company’s non-qualified deferred compensation plan.

(2)	Each restricted stock unit (“RSU”) represents the right to receive one share of Ceradyne common stock when the RSU vests. RSUs granted to officers and employees of the Company during 2005 vest over five years at the rate of 20% of the units as of each anniversary of the date of grant. The value of RSU awards shown in the table above represents the closing price per share of the Company’s common stock on the date of grant multiplied by the number of RSUs granted. The total number and value of RSUs held by each of the named executive officers at the end of 2005 (based on the closing price of $43.80 per share on December 30, 2005) were as follows:

	Total RSUs Held at December 31, 2005
	Number	Value
Joel P. Moskowitz	5,000	$219,000
David P. Reed	2,000	87,600
Jerrold J. Pellizzon	2,000	87,600
Michael A. Kraft	7,500	328,500
Peter Hartl	7,500	328,500

(3)	Share amounts have been adjusted to reflect the 3-for-2 stock split in the form of a 50% dividend distributed on April 7, 2004, and a second 3-for-2 stock split in the form of a 50% dividend distributed on January 18, 2005.

(4)	Amounts shown represent the Company’s matching contributions under the Ceradyne SMART 401(k) Plan for the years indicated. The Company’s contribution is in the form of shares of Ceradyne common stock, valued at the market value per share as of December 31 of the applicable year. Matching contributions are made in the discretion of the Board of Directors at a rate of up to 50% of the employee’s contribution, which is limited to 15% of the employee’s salary and bonus, subject to limits on maximum employee contributions imposed by Internal Revenue Service regulations.

(5)	Mr. Kraft’s employment commenced in February 2005.

(6)	Dr. Hartl’s employment commenced in August 2004, when Ceradyne completed the acquisition of ESK Ceramics.

(7)	The amount shown for Mr. Kraft includes the Company’s matching contribution of $1,880 under the Ceradyne SMART 401(k) Plan and a relocation bonus of $75,644 paid in connection with his commencement of employment.

(8)	The amounts shown for Dr. Hartl represent the Company’s cost of maintaining an automobile for Dr. Hartl’s use in connection with his employment and medical reimbursements.

Option Grants in Last Fiscal Year

The following table sets forth certain information concerning grants of options to each of the named executive officers during the year ended December 31, 2005. In addition, in accordance with the rules and regulations of the Securities and Exchange Commission, the following table sets forth the hypothetical gains or “option spreads” that would exist for the options. Such gains are based on assumed rates of annual compound stock appreciation of 5% and 10% from the date on which the options were granted over the full term of the options. The rates do not represent Ceradyne’s estimate or projection of future common stock prices, and no assurance can be given that any appreciation will occur or that the rates of annual compound stock appreciation assumed for the purposes of the following table will be achieved.

Name	Options Granted (# of Shares)(1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
					5%($)	10%($)
Joel P. Moskowitz	—	—	—	—	—	—
David P. Reed	—	—	—	—	—	—
Jerrold J. Pellizzon	—	—	—	—	—	—
Michael A. Kraft	5,000	13.3%	$21.46	5/23/15	$67,480	$171,009
Peter Hartl	—	—	—	—	—	—

(1)	The per share exercise price of all options granted is the fair market value of Ceradyne’s common stock on the date of the grant. Options have a term of 10 years and generally become exercisable in five equal installments, each of which vests at the end of each year after the grant date.

(2)	The potential realizable value is calculated from the exercise price per share, assuming the market price of Ceradyne’s common stock appreciates in value at the stated percentage rate from the date of grant to the expiration date. Actual gains, if any, are dependent on the future market price of the common stock.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth certain information regarding option exercised during the year ended December 31, 2005 by the named executive officers, the number of shares covered by both exercisable and unexercisable options as of December 31, 2005 and the value of unexercised in-the-money options held by the named executive officers as of December 31, 2005:

Name	Number of Shares Acquired on Exercise(3)	Value Realized(2)	Number of Securities Underlying Unexercised Options At Fiscal Year End(3)		Value of Unexercised In-the-Money Options at Fiscal Year End(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Joel P. Moskowitz	—	$—	191,250	—	$6,957,844	$—
David P. Reed	16,250	$603,275	40,375	24,000	$1,584,333	$816,539
Jerrold J. Pellizzon	—	$—	59,250	72,750	$2,389,291	$2,736,632
Michael A. Kraft	—	$—	—	5,000	$—	$111,700
Peter Hartl	—	—	—	—	—	—

(1)	Based upon the closing price of the common stock on December 30, 2005, as reported by Nasdaq ($43.80 per share) less the exercise price per share.

(2)	Represents the closing sale price of the common stock on the date of exercise, less the exercise price per share, multiplied by the number of shares acquired.

(3)	Share amounts have been adjusted to reflect the 3-for-2 stock split in the form of a 50% dividend distributed on April 7, 2004, and a second 3-for-2 stock split in the form of a 50% dividend distributed on January 18, 2005.

Additional Equity Compensation Plan Information

The following table provides additional information regarding Ceradyne’s equity compensation plans as of December 31, 2005.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(3)		Weighted- average exercise price of outstanding options, warrants and rights(3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(3)
	(a)		(b)	(c)
Equity compensation plans approved by security holders(1)	1,054,870	(2)	$8.73	584,875
Equity compensation plans not approved by security holders	—		—	—

Totals	1,054,870	(2)	$8.73	584,875

(1)	Includes shares subject to stock options outstanding under our 1994 Stock Incentive Plan and 2003 Stock Incentive Plan, shares subject to unvested restricted stock units granted under our 2003 Stock Incentive Plan, and shares available for additional option and restricted stock unit grants under the 2003 plan, as of December 31, 2005.

(2)	Options are granted at an exercise price equal to the closing price per share of common stock on the date of grant. Each restricted stock unit represents the right to receive one share of common stock when the unit vests, without payment of any exercise price. The number shown in column (a) includes options to purchase 977,870 shares of common stock at a weighted-average exercise price of $8.73, and restricted stock units for 77,000 shares of common stock.

(3)	Share amounts and price per share have been adjusted to reflect the 3-for-2 stock split in the form of a 50% dividend distributed on April 7, 2004, and a second 3-for-2 stock split in the form of a 50% dividend distributed on January 18, 2005.

Pension Plan

Our ESK Ceramics subsidiary, which we acquired in August 2004, provides retirement benefits to its German employees under two defined benefit pension plans. These pension benefits are provided for the time after retirement of the employees by payments into legally independent pension and relief facilities.

Peter Hartl is the only executive officer listed in the Summary Compensation Table on page 11 who is an employee of ESK Ceramics and, therefore, is the only named executive officer who is eligible to receive retirement benefits under the ESK Ceramics pension plans. Dr. Hartl’s retirement benefits under the two plans are determined by the following formulas: Under the first plan, the employee contribution each year is equal to 2.0% of covered compensation up to the German social security contribution ceiling. This contribution amount, multiplied by 42.0%, is the annual increase of benefits payable at normal retirement age, which is age 62. The annual company contribution to finance this pension benefit currently also amounts to 2%. Under the second plan, the company contribution each year is equal to 12.25% of covered compensation between 100.0% and 150.0% of the German social security ceiling, and 15.0% of covered compensation over 150.0% of the German social security ceiling. This contribution amount under the second plan, multiplied by 18.0%, is the annual increase of benefits payable at retirement. Covered compensation for Dr. Hartl includes his base salary.

Based on Dr. Hartl’s current age of 50, his prior years of service and compensation, the total annual benefits payable to him at normal retirement age (62) under the two plans are estimated to be approximately $61,000 based on the current Euro-to-dollar exchange rate. These benefits are payable in fixed monthly payments for life. Benefits will not be reduced by German social security benefits received by Dr. Hartl.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

The following Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Compensation Committee. The Compensation Committee of the Board of Directors is currently composed of three non-employee directors, all of whom satisfy the current independence standards established by Nasdaq. The Compensation Committee reviews compensation programs and policies, monitors the performance and compensation of executive officers, and other key employees and makes appropriate recommendations and reports to the Board of Directors. Executive compensation decisions made by the Compensation Committee are reviewed by the entire Board of Directors. Decisions regarding awards under the Company’s stock option plans were administered by the Stock Option Committee until February 28, 2005, when those duties were delegated to the Compensation Committee and the Stock Option Committee was disbanded.

Compensation Policies. The Company maintains a compensation program designed to attract and retain highly qualified executives and to motivate management. The Company’s compensation philosophy, as reflected in its compensation and benefit arrangements, is that an executive’s “at risk” compensation should be tied directly to his or her contribution to the Company’s success in achieving performance objectives and that compensation incentives should align executive officers’ and shareholders’ interests.

The Company’s executive compensation program consists of three main components: (1) base salary, (2) bonus, and (3) long-term incentives in the form of stock options and restricted stock units (“RSUs”). Bonuses, stock options and RSUs constitute the “at risk” portion of the compensation program. The compensation of executive officers for 2005 reflected the Compensation Committee’s commitment to coordinating pay with Company and individual performance. In establishing specific compensation levels for the executive officers in 2005, the Compensation Committee considered information provided by the Company’s Chief Executive Officer, Mr. Joel P. Moskowitz, as well as publicly available data regarding compensation paid to executives of other companies.

Section 162(m) of the Internal Revenue Code precludes a public corporation from deducting compensation in excess of $1.0 million for its chief executive officer or any of its four other highest paid executive officers, unless certain specific and detailed criteria are satisfied. The deductibility of some types of compensation payments can depend upon the timing of an executive’s vesting or exercise of previously granted rights. Interpretations of and changes in applicable tax laws and regulations as well as other factors beyond the Committee’s control also can affect deductibility of compensation. For these and other reasons, the Committee has determined that it will not necessarily seek to limit executive compensation to that deductible under Section 162(m) of the Internal Revenue Code.

Salaries. The general policy of the Compensation Committee is to establish executive base salaries that are (i) competitive and consistent with those provided to others holding similar positions in industry, and (ii) consistent with each executive’s actual and expected contributions to the Company’s short-term and long-term success. In February 2005, the Board of Directors, acting on the Compensation Committee’s recommendation, approved a 13.3% increase in Mr. Moskowitz’s base salary for 2005, from $375,000 to $425,000. The increase reflected the Compensation Committee’s and the Board of Directors’ assessment of his performance in light of the Company’s performance in the prior fiscal year as compared to its annual budget as approved by the Board of Directors. Salary increases for the other senior executives effected during 2005 were based on similar considerations including individual performance and position tenure.

Bonus Awards. Bonuses paid to executive officers are based primarily on a targeted percentage of net income before taxes, and in part on discretionary factors determined by the Compensation Committee based on the individual performance of each executive. At the recommendation of the Compensation Committee, the executive cash bonus plan in effect for 2005 included, for the first time, a limitation on the maximum cash bonus payable to any executive officer equal to 150% of the officer’s annual base salary.

Equity Incentives. Stock options are periodically granted to executive officers and other key employees under the Company’s stock option plans. Since May 2005, when the stockholders approved an amendment to the Company’s 2003 Stock Incentive Plan which authorizes the grant of restricted stock and restricted stock units, the Compensation Committee has used restricted stock unit awards as the principal form of long-term compensation, although stock options are still used but to a lesser extent. Stock options are granted at an exercise price equal to the fair market value of the Company’s stock on the date of grant and generally vest in equal annual installments over a period of five years. Each RSU represents the right to receive one share of common stock when the unit vests. RSUs granted to executive officers and other employees generally vest in equal annual installments over a period of five years. Because RSUs do not require the payment of any exercise price for the underlying shares of common stock when the units vest, it is the Compensation Committee’s policy generally that the number of RSUs granted to any one person will be in the range of approximately 25% to 33% of the number of shares that would be covered by stock options if only stock options were granted.

RSUs and stock options are intended to enable the Company to obtain and retain competent personnel who will contribute to the Company’s success by their ability, ingenuity and industry and to provide incentives to the participating officers and other key employees that are linked directly to increases in stockholder value and should, therefore, inure to the benefit of the stockholders. In determining the size of each RSU and stock option grant, the Compensation Committee evaluates several factors, including primarily the executive’s actual and potential contributions to the Company’s long-term success, and, to a lesser extent, the amount of options and RSUs currently held by the executive for whom an option or RSU grant is being considered.

CEO Compensation. The compensation for the Company’s Chief Executive Officer, Joel P. Moskowitz, in 2005 consisted of his base salary discussed above, a cash bonus based on a formula equal to 1.0% of consolidated pre-tax profits, subject to a cap of 150% of his base salary, and the grant of 5,000 RSUs. The Compensation Committee concluded that this compensation package was reasonable and not excessive.

Submitted by the members of the Compensation Committee

Richard A. Alliegro

Frank Edelstein (Chairperson)

Milton L. Lohr

Compensation Committee Interlocks and Insider Participation

Our Board of Directors has a standing Compensation Committee and, until February 28, 2005, a standing Stock Option Committee. As of February 28, 2005, the Stock Option Committee was disbanded and its responsibilities were assumed by the Compensation Committee. The Compensation Committee’s function is to review and make recommendations to the Board regarding executive officers’ compensation. This committee is composed of Messrs. Alliegro, Edelstein and Lohr. The Stock Option Committee administered our stock option plans and approved stock option grants to employees, including executive officers. These functions are now performed by the Compensation Committee. The Stock Option Committee was composed of Messrs. Moskowitz and Lohr. No member of the Compensation Committee or of the Stock Option Committee is, or ever has been, an employee or officer of the Company except for Joel P. Moskowtiz, who is the Chairman, Chief Executive Officer and President of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Ceradyne’s directors and executive officers, and persons who own more than ten percent of Ceradyne’s common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish Ceradyne with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of Section 16(a) reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2005, our officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements except as follows: Milton L. Lohr sold shares of common stock on August 3, 2005, but did not file a Form 4 to report that sale until November 16, 2005.

COMPANY STOCK PERFORMANCE GRAPH

The following graph shows a comparison of the cumulative total return to stockholders of the Company, the Nasdaq Stock Market (U.S. Companies), and the Nasdaq stocks (SIC 3200-3299 U.S. Companies, stone, clay, glass and concrete products) from December 31, 2000 to December 31, 2005:

Comparison of Five Year Cumulative Total Returns

Performance Graph for Ceradyne, Inc.

Assumes Initial Investment of $100

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filings under the Securities Act of 1933 or under the Securities Act of 1934, except to the extent we specifically incorporate this Report by reference.

The Audit Committee of the Board is composed of four non-employee directors and operates under a written charter adopted by the Board. The current members of the Audit Committee are Richard A. Kertson, Eduard Bagdasarian, Frank Edelstein and Milton L. Lohr. In the judgment of the Board of Directors, the members of the Audit Committee satisfy the current Nasdaq requirements applicable to audit committee members with respect to independence, financial expertise and experience. Our Board also has determined that Mr. Kertson is an “audit committee financial expert,” as defined by SEC rules. The Audit Committee held 10 meetings during 2005.

The Audit Committee reports to the Board and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and the audit process of the Company. The Audit Committee Charter adopted by the Board sets forth the responsibility, authority and specific duties of the Audit Committee. A copy of the charter is attached as Exhibit A to this proxy statement.

In discharging its oversight responsibility, the Audit Committee has met and held discussions with management and PricewaterhouseCoopers LLP, the independent auditors for the Company for the year ended December 31, 2005. Management represented to the Audit Committee that all consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the

Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

The Audit Committee also obtained from the independent auditors a formal written statement describing all relationships between the Company and the auditors that bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee). The Audit Committee discussed with the independent auditors any relationships that may impact on the firm’s objectivity and independence and satisfied itself as to the auditors’ independence.

Based on these discussions and reviews, the Audit Committee recommended that the Board of Directors approve the inclusion of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We are not employees of the Company and we may not be, and we may not represent ourselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company’s financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of our Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that our Company’s independent accountants are, in fact, “independent.”

Submitted by the members of the Audit Committee

Richard A. Kertson (Chairperson)

Eduard Bagdasarian

Frank Edelstein

Milton L. Lohr

INDEPENDENT AUDITORS

PricewaterhouseCoopers LLP, an independent registered public accounting firm, audited the Company’s financial statements for the year ended December 31, 2005. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if they so desire.

Fees Paid to Independent Auditors

The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered during 2004 and 2005 were comprised of the following:

	2004	2005
Audit fees	$1,005,257	$1,525,306
Audit-related fees	248,113	—
Tax fees	473,903	308,726
All other fees	—	—

Total fees	$1,727,273	$1,834,032

Audit fees include fees for professional services rendered in connection with the audit of our consolidated financial statements for each year and reviews of our unaudited consolidated quarterly financial statements, as well as fees related to consents and reports in connection with regulatory filings for those fiscal years. Audit fees also include fees for services rendered by PricewaterhouseCoopers LLP in connection with an audit of the effectiveness of our internal control over financial reporting as of December 31, 2004 and 2005, required by Section 404 of the Sarbanes-Oxley Act. Audit fees for 2005 also include services rendered in providing comfort letters in connection with our December 2005 concurrent public offerings of common stock and senior subordinated convertible notes.

Audit-related fees in 2004 were primarily for due diligence services rendered in connection with our acquisition of ESK Ceramics in 2004. PricewaterhouseCoopers LLP did not render any audit-related services for us in 2005.

Tax fees related primarily to tax compliance and advisory services, and the preparation of federal and state tax returns for each year. Tax fees for 2004 and 2005 also include professional services rendered in connection with determining the availability of research and development tax credits.

Audit Committee Pre-Approval Policies and Procedures. Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm in accordance with applicable Securities and Exchange Commission rules. The Audit Committee generally pre-approves particular services or categories of services on a case-by-case basis. The independent registered public accounting firm and management periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with these pre-approvals, and the fees for the services performed to date. All of the professional services rendered by PricewaterhouseCoopers LLP during 2004 and 2005 were pre-approved by the Audit Committee of our Board of Directors in accordance with applicable SEC rules.

GENERAL

Stockholder Proposals and Advance Notice Procedures

The federal proxy rules (SEC Rule 14a-8) specify the requirements for inclusion of stockholder proposals in the Company’s Proxy Statement for the Annual Meeting of Stockholders. Stockholders who wish to have proposals included in the Company’s Proxy Statement for action at the 2007 Annual Meeting must submit their proposals in writing to the Secretary of the Company at the address set forth on the first page of this Proxy Statement so that they are received by the Secretary no later than December 28, 2006, and must also comply with the other requirements set forth in SEC Rule 14a-8.

If a stockholder desires to bring business before the meeting which is not the subject of a proposal properly submitted in accordance with SEC Rule 14a-8, the stockholder must follow procedures outlined in the Company’s Bylaws. The Bylaws provide that a stockholder entitled to vote at the meeting may make nominations for the election of directors or may propose that other business be brought before the meeting only if (a) such nominations or proposals are included in the Company’s Proxy Statement or otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (b) the stockholder has delivered written notice to the Company (containing certain information specified in the Bylaws) not less than 60 days nor more than 90 days prior to the date of the meeting. However, if the Company has given less than 70 days advance notice or public disclosure of the date the meeting is to be held, written notice of a nomination or proposal to be submitted by a stockholder at the meeting will be timely if it has been received by the Company not later than the 10th business day following the date on which notice of the meeting is mailed or the meeting date is otherwise publicly disclosed.

A copy of the full text of the Bylaw provisions containing the advance notice procedures described above may be obtained upon written request to the Secretary of the Company.

Expenses of Solicitation

The cost of soliciting the enclosed form of proxy will be paid for by the Company. The Company has retained Georgeson Shareholder to aid in the solicitation of proxies. For these services, the Company will pay Georgeson Shareholder a fee of $7,000 and reimburse them for certain out-of-pocket disbursements and expenses. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Directors, officers and regular employees of the Company may, without additional compensation, also solicit proxies either personally or by telephone, telegram or special letter.

Jerrold J. Pellizzon
Chief Financial Officer and Corporate Secretary

April 27, 2006

EXHIBIT A

CERADYNE, INC.

AUDIT COMMITTEE CHARTER

Adopted on April 12, 2004

I.	Overview

This Charter governs the operations and organization of the Audit Committee (the “Committee”) of Ceradyne, Inc. (the “Company”). The Committee is appointed by the Board of Directors of the Company to assist the Board in its oversight of:

•	The integrity and quality of the financial statements of the Company;

•	The qualifications, independence and performance of the Company’s independent auditors;

•	The adequacy and effectiveness of the Company’s accounting system, disclosure controls and system of internal controls; and

•	Compliance by the Company with legal and regulatory requirements.

The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any independent auditors engaged for the purpose of rendering an audit report on the financial statements of the Company or performing other audit, review or related services for the Company. The Committee’s responsibilities include resolution of any disagreements between management of the Company and the independent auditors regarding financial reporting. The independent auditors shall report directly to the Committee.

In the course of performing these functions, the Committee shall report regularly to the Board of Directors and shall endeavor to maintain free and open means of communication between the members of the Committee, other members of the Board, the independent auditors and the financial and executive management of the Company.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties.

The Committee’s responsibilities are limited to oversight. Management of the Company is responsible for the Company’s financial statements, including the estimates and judgments on which they are based, as well as the Company’s financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The independent auditors are responsible for performing an audit of the Company’s annual financial statements, expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles (“GAAP”) and reviewing the Company’s quarterly financial statements. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles and applicable laws, rules and regulations.

II.	Membership

The Committee shall consist of at least three members of the Board, each of whom shall be an “independent” director in accordance with the independence requirements set forth in the rules of the National Association of Securities Dealers, Inc. (“NASD”) governing companies listed on the Nasdaq Stock Market, and the independence requirements set forth in the rules and regulations promulgated by the Securities and Exchange Commission (“SEC”). The members of the Committee shall be appointed by action of the Board and shall serve at the discretion of the Board. Each Committee member shall be “financially literate” (able to rend and understand financial statements at the time of appointment) as determined by the Board in its business judgment. At least one member of the Committee shall be an “audit committee financial expert” as such term is defined from time-to-time in the rules and regulations promulgated by the SEC.

III.	Committee Organization and Procedures

1.	The Board of Directors shall appoint a Chair of the Committee by majority vote. The Chair (or in his or her absence, a member designated by the Chair or a majority of the members of the Committee present at the meeting) shall preside at all meetings of the Committee.

2.	The Committee shall have the authority to establish its own rules and procedures consistent with the bylaws of the Company for notice and conduct of its meetings, should the Committee, in its discretion, deem it desirable to do so.

3.	The Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this Charter, but not less frequently than quarterly. The Chair of the Committee, in consultation with the other Committee members, shall determine the frequency and length of the Committee meetings and shall set meeting agendas consistent with this Charter.

4.	The Committee may, in its discretion, include in its meetings members of the Company’s financial and executive management, representatives of the independent auditors, and other financial personnel employed or retained by the Company and other persons, provided that the Committee shall periodically meet with the independent auditors, and management in separate sessions in order to discuss issues warranting independent Committee attention.

5.	The Committee may, in its discretion, utilize the services of the Company’s regular corporate legal counsel with respect to legal matters or, at its discretion, retain such other legal counsel, accountants or other advisers if it determines that such counsel, accountants or other advisers are necessary or appropriate under the circumstances. The Committee may, in its discretion, conduct or authorize investigations into matters which the Committee determines are within the scope of its responsibilities. The Company shall provide for appropriate funding as determined by the Committee for the services of any independent auditors or legal, accounting or other advisers retained by the Committee.

6.	The Committee may delegate its authority to subcommittees or the Chair of the Committee when it deems appropriate and in the best interests of the Company.

IV.	Authority and Responsibilities

In addition to any other responsibilities that may be assigned from time to time by the Board, the Committee is responsible for the following matters:

A.	Independent Auditors

1.	The independent auditors shall be ultimately accountable to the Committee in connection with the audit of the Company’s financial statements and related services. The Committee has the sole authority to retain and terminate the independent auditors of the Company (subject, if applicable, to shareholder ratification), including sole authority to approve all audit engagement fees and terms and all non-audit services to be provided by the independent auditors.

2.	The Committee shall pre-approve all audit and non-audit services to be provided by the Company’s independent auditors. The Committee may consult with management in the decision making process, but may not delegate this authority to management. The Committee may, from time to time, delegate its authority to pre-approve non-audit services on a preliminary basis to one or more Committee members, provided that such designees present any such approvals to the full Committee at the next Committee meeting.

3.	The Committee shall review and approve the scope and staffing of the independent auditors’ annual audit plan(s).

4.	The Committee shall obtain and review, at least annually, a written report or reports from the Company’s independent auditors:

•	Describing the independent auditors internal quality-control procedures;

•	Describing any material issues raised by (i) the most recent internal quality-control review or peer review of the auditing firm, or (ii) any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the auditing firm; and (iii) any steps taken to deal with any such issues; and

•	Assuring that Section 10A(b) of the Securities Exchange Act of 1934 has not been implicated.

5.	The Committee shall receive from the independent auditors, at least annually, a written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard No. 1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the independent auditors. If the Committee determines that further inquiry is advisable, the Committee shall take any appropriate action in response to the independent auditors’ report to satisfy itself of the auditors’ independence.

6.	Based on the foregoing reports and the independent auditors’ work throughout the year, the Committee shall evaluate the independent auditor’s qualifications, performance and independence. This evaluation shall include the review and evaluation of the audit engagement partners and other personnel of the independent auditor and take into account the opinions of management. In addition to assuring the regular rotation of the audit engagement partners and other personnel, as required by applicable law, the Committee should consider from time-to-time whether the regular rotation of the independent auditors is warranted in order to ensure auditor independence.

7.	The Committee shall obtain and review timely reports from the independent auditors on:

•	All critical accounting policies and practices used;

•	All alternative treatments of financial information within GAAP that have been discussed with management of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and

•	Other material written communications between the independent auditors and the Company’s management, such as any management letter or schedule of unadjusted differences.

B.	Financial Statements; Disclosure and Other Compliance Matters

1.	The Committee shall review with management, and the independent auditors, in separate meetings if the Committee deems it appropriate:

•	The annual audited financial statements, related footnotes, disclosures and all required management certifications, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to the filing of the Company’s Form 10-K;

•	The quarterly financial statements and related footnotes, disclosures and all required management certifications, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to the filing of the Company’s Form 10-Q;

•	Any analyses or other written communications prepared by management, and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

•	The critical accounting policies and practices of the Company;

•	Off-balance sheet transactions and structures;

•	Any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; and

•	Regulatory and accounting initiatives or actions applicable to the Company (including any SEC investigations or proceedings).

2.	The Committee shall review with management and the independent auditors the Company’s internal controls and disclosure controls and procedures, including whether there are any significant deficiencies in the design or operation of such controls and procedures, material weaknesses in such controls and procedures, any corrective actions taken with regard to such deficiencies and weaknesses, and any fraud involving management or other employees with a significant role in such controls and procedures.

3.	The Committee shall review management’s assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors’ report on management’s assertion.

4.	The Committee shall review and discuss with the independent auditors any audit problems or difficulties and management’s response thereto, including those matters required to be discussed with the Committee by the independent auditors pursuant to Statement on Auditing Standards No. 61:

•	Any restrictions on the scope of the independent auditors’ activities or access to requested information;

•	Any accounting adjustments that were noted or proposed by the auditors but were “passed” (as immaterial or otherwise);

•	Any communications between the audit team and the audit firm’s national office regarding auditing or accounting issues presented by the engagement;

•	Any management or internal control letter issued, or proposed to be issued, by the auditors; and

•	Any significant disagreement between the Company’s management and the independent auditors.

5.	The Committee shall establish procedures for:

•	The receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and

•	The confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

6.	The Committee shall review any significant complaints brought to the Committee’s attention regarding accounting, internal accounting controls or auditing matters received pursuant to such procedures.

7.	The Committee shall prepare the Committee report that SEC rules require to be included in the Company’s annual proxy statement.

8.	The Committee shall review all related party transactions brought to the Committee’s attention for potential conflicts of interest and approve all such transactions.

C.	Reporting to the Board

1.	The Committee shall report to the Board at its next ensuing meeting the matters discussed at the last meeting of the Committee. This report shall include a review of any issues that arose with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent auditors, and any other matters that the Committee deems appropriate or is requested to be included by the Board.

2.	At least annually, the Committee shall evaluate its own performance and report to the Board on such evaluation.

3.	The Committee shall on an annual basis review and assess the adequacy of this Charter and recommend any proposed changes to the Board.

This Proxy is Solicited on Behalf of the Board of Directors

For the Annual Meeting of Stockholders to be held on June 6, 2006

The undersigned hereby appoints Joel P. Moskowitz and Jerrold J. Pellizzon, and each of them, as Proxies, with full power of substitution, to vote the shares of Ceradyne, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Ceradyne, Inc. to be held at the Radisson Hotel, located at 4545 MacArthur Blvd., Newport Beach, California 92660, on Tuesday, June 6, 2006 at 10:00 a.m., local time, and at any adjournment thereof.

(Continued and to be signed on the reverse side)

SEE REVERSE SIDE

ANNUAL MEETING OF STOCKHOLDERS OF

CERADYNE, INC.

June 6, 2006

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ê  Please detach along perforated line and mail in the envelope provided.  ê

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
1. Election of Directors:	NOMINEES:		2. Approval of amendment to the Company’s Certificate of Incorporation.	☐	☐	☐
☐ FOR ALL NOMINEES	O Joel P. Moskowitz O Richard A. Alliegro O Frank Edelstein O Richard A. Kertson O William C. LaCourse O Milton L. Lohr		3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES			This proxy confers discretionary authority to cumulate and distribute votes for any or all of the nominees named above for which the authority to vote has not been withheld.
☐ FOR ALL EXCEPT (See instructions below)			This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of directors and FOR Proposal 2.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.